UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2009

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MEDLINK INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-31771	41-1311718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Roebling Court, Ronkonkoma, NY	11779
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (631) 342-8800

NONE
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13-4(c))

ITEM 4.02(a).  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 16, 2009, the Company’s board of directors, upon the recommendation of management and after discussion with our independent registered public accounting firm, Jewett, Schwartz Wolfe & Associates, concluded that the previously issued financial statements contained in our annual reports on Form 10-K for the years ended December 31, 2007 and 2008, and our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, September 30, 2008,  March 31, 2009 and June 30, 2009 should no longer be relied upon because of errors in those financial statements, and that we will restate these financial statements to make the necessary accounting corrections. Similarly, the reports of our independent registered accounting firm related to these financial statements for the related periods also should no longer be relied upon.

The restatement will not have any impact on earnings as reported in the consolidated statements of operations.

The Company filed a 10-K/A on September 22, 2009 and minor reclassifications were made to the December 31, 2007 audited financials in order to conform to the December 31, 2008 financial statement presentation.  There were no adjustments or restatements made to the balances previously reported as of December 31, 2007.  Additionally, the Company amended and reclassified the cash flow for the year ended December 31, 2007 that was presented in the 10K filed for December 31, 2008 to reflect the proceeds of $1,027,831 as a financing activity that was originally presented as operating activities.  These reclassifications require the Company to restate the annual and quarterly reports for the periods first listed above.

In light of the disclosure provided in this report, management of the Company is assessing the impact on its internal controls over financial reporting.

The Company intends to provide all restated financial information referred to in this Item 4.02(a), including explanatory information, in an amendment to its Annual Report on Form 10-K for the fiscal years ended December 31, 2008 and 2007 and Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDLINK INTERNATIONAL, INC.

Date: October 22, 2009
By:  /s/ James Rose
James Rose
Chief Financial Officer